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                                                                    EXHIBIT 23.2

          CONSENT OF ERNST & YOUNG (CIS) LIMITED, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2000 with respect to the financial statements and schedules of EDN Sovintel LLC included in the Registration Statement (Form S-1 No. 333-XXXXX) and related Prospectus of Golden Telecom, Inc. for the registration of 2,145,633 shares of its common stock.

                                             /s/ ERNST & YOUNG (CIS) LIMITED

Moscow, Russia
June 8, 2000